Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures
Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.	Ultrafilter s.a.s.
Wyong, Australia	Vigny, France
Donaldson Filtration Österreich, GmbH	Donaldson Filtration Deutschland GmbH
Vienna, Austria	Haan, Germany
Donaldson Europe, b.v.b.a.	Donaldson Filtration Magyarorszag Kft.
Donaldson Belgie, b.v.b.a.	Budapest, Hungary
Leuven, Belgium	Donaldson India Filter Systems Pvt. Ltd.
Donaldson do Brasil Equipamentos Industriais Ltda	New Delhi, India
Atibaia, São Paulo, Brazil	P.T. Donaldson Filtration Indonesia
Donaldson Canada, Inc.	Jakarta, Indonesia
Brockville, Ontario, Canada	Donaldson Italia s.r.l.
Donaldson Chile, Ltd.	Ostiglia, Italy
Santiago, Chile	Nippon Donaldson Ltd.
Donaldson (China) Holding Co., Ltd	Tachikawa, Tokyo, Japan
Donaldson (China) Trading Co., Ltd	DLX Capital S.a.r.l.
Donaldson Far East Ltd.	Donaldson Overseas Holding S.a.r.l.
Hong Kong, S.A.R., China	Donaldson Luxembourg S.a.r.l
Donaldson (Wuxi) Filters Co., Ltd.	Luxembourg City, Luxembourg
Wuxi, China	Donaldson Filtration (Malaysia) Sdn. Bhd.
Donaldson (Xuzhou) Filters Co. Ltd.	Selangor Darul Ehsan, Malaysia
Xuzhou, China	Donaldson, S.A. de C.V.
Donaldson Czech Republic s.r.o.	Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.
Klasterec nad Ohri, Czech Republic	Aguascalientes, Mexico
Donaldson Industrial CR - Konzern s.r.o.	Donaldson Nederland B.V.
Kadan, Czech Republic	Almere, Netherlands
Donaldson Filtration CR - Konzern s.r.o.	Donaldson Filtration Norway a.s.
Prague, Czech Republic	Moss, Norway
Donaldson Scandinavia a.p.s.	Donaldson Filtration (Thailand) Ltd.
Hørsholm, Denmark	Nonthaburi, Thailand
Donaldson, s.a.s.	Donaldson (Thailand) Ltd.
Domjean, France	Rayong, Thailand
Donaldson France, s.a.s.	Donaldson Filtre Sistemleri
Le Bozec Filtration et Systèmes, s.a.s.	Ticaret Limited Sirketi
Paris, France	Istanbul, Turkey
Donaldson Polska Sp. z.o.o.	Donaldson Filter Components Ltd.
Warsaw, Poland	Donaldson UK Holding Ltd.
Hull, United Kingdom

Donaldson Filtration (Asia Pacific) Pte. Ltd.	Donaldson Filtration (GB) Ltd.
Changi, Singapore	Leicester, United Kingdom
Donaldson Filtration Slovensko s.r.o.	Donaldson Capital, Inc.
Bratislava, Slovakia	ASHC, Inc.
Donaldson Filtration Systems (Pty) Ltd.	Minneapolis, MN USA
Cape Town, South Africa	Aerospace Filtration Systems, Inc.
Donaldson Korea Co., Ltd.	Chesterfield, MO USA
Seoul, South Korea	Donaldson Taiwan Ltd.
Donaldson Ibèrica Soluciones Donaldson Filtration (GB) Ltd. en Filtración, S.L.	Taipei, Taiwan
Barcelona, Spain	Donaldson Chile Ltda
Donaldson Schweiz GmbH	Santiago, Chile
Zurich, Switzerland ASHC, Inc.	Donaldson Filtration (Philippines) Inc.
Donaldson Peru SAC	Muntinlupa, Philippines
Lima, Peru

Joint Ventures

Advanced Filtration Systems Inc.
Champaign, Illinois
AFSI Europe s.r.o.
Most, Czech Republic
Ultrafilter (India) Pvt. Ltd.
Bangalore, India
P.T. Panata Jaya Mandiri
Jakarta, Indonesia
Rashed Al-Rashed & Sons - Donaldson Company Ltd.
Dammam, Saudi Arabia